UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2016

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on October 30, 2015, Endurance International Group Holdings, Inc., a Delaware corporation (the “Company” or “Endurance”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Constant Contact, Inc., a Delaware corporation (“Constant Contact”), and Paintbrush Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Endurance (“Merger Sub”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into Constant Contact, with Constant Contact surviving as a wholly owned subsidiary of Endurance (the “Acquisition”). Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Constant Contact outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive $32.00 in cash, without interest (the “Merger Consideration”), excluding any shares owned by Constant Contact, Endurance or Merger Sub or any of their respective wholly owned subsidiaries (which will be cancelled) and any shares with respect to which appraisal rights have been properly exercised. The Merger Consideration is expected to be financed with fully committed debt financing of $1.085 billion.

In connection with the proposed financing, the Company expects to commence the distribution of preliminary financing materials (the “Preliminary Financing Materials”) to potential investors. The Company is disclosing under this Item 8.01 certain information that will be provided to such potential investors, which information is included in Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward Looking Statements as to the Preliminary Financial Materials

This filing contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected acquisition of Constant Contact described in this filing and the related debt financing. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts, and statements identified by words such as “expects,” “will” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these expectations will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, uncertainties as to the timing of the contemplated transaction; uncertainties as to the approval of Constant Contact stockholders required in connection with the contemplated transaction; the possibility that Endurance may not receive financing on the terms expected; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived; the risk that stockholder litigation or other legal proceedings in connection with the contemplated transaction may affect the occurrence of the contemplated transaction; and other risks and uncertainties discussed in Endurance’s filings with the SEC, including the “Risk Factors” sections of Endurance’s most recent Quarterly Report on Form 10-Q for the period ended September 30, 2015 and most recent Annual Report on Form 10-K for the year ended December 31, 2014. You can obtain copies of Endurance’s filings with the SEC for free at the SEC’s website (www.sec.gov). Neither Endurance nor Constant Contact assume any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Excerpts from Preliminary Financing Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: January 20, 2016	By:	/s/ Marc Montagner
		Name:	Marc Montagner
		Title:	Chief Financial Officer